Exhibit 99.1

TICC Announces Results of Operations for the Quarter Ended September 30, 2017 and

Announces Quarterly Distribution of $0.20 per Share

GREENWICH, CT – 11/02/2017 – TICC Capital Corp. (NasdaqGS: TICC) (“TICC,” the “Company,” “we,” “us” or “our”) announced today its financial results for the quarter ended September 30, 2017, and announced a distribution of $0.20 per share for the fourth quarter of 2017.

•	As of September 30, 2017, net asset value per share was $7.43 compared with the net asset value per share as of June 30, 2017 of $7.51.

•	For the quarter ended September 30, 2017 we recorded net investment income of approximately $6.8 million, or approximately $0.13 per share. In the third quarter, we recorded net realized losses of approximately $3.3 million (including a $2.2 million realized loss on the extinguishment of debt resulting from the repayment of the TICC CLO 2012-1 LLC secured notes), and net unrealized appreciation of approximately $2.6 million. In total we had a net increase in net assets from operations of approximately $6.0 million, or approximately $0.12 per share.

•	Our core net investment income (“Core NII”) for the quarter ended September 30, 2017 was approximately $0.13 per share.

o	Core NII represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our collateralized loan obligation (“CLO”) equity investments and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. (See additional information under “Supplemental Information Regarding Core Net Investment Income” below).

o	While our experience has been that cash flow distributions have historically represented useful indicators of our CLO equity investments’ annual taxable income during certain periods, we believe that current and future cash flow distributions may represent less accurate indicators of taxable income with respect to our CLO equity investments than they have in the past. Accordingly, our taxable income may be materially different than either GAAP NII or Core NII.

•	Total investment income for the third quarter of 2017 amounted to approximately $14.5 million, which represents a decrease of approximately $2.5 million from the second quarter of 2017.

o	For the quarter ended September 30, 2017, we recorded investment income from our portfolio as follows:

•	approximately $5.4 million from our debt investments,

•	approximately $8.1 million from our CLO equity investments, and

•	approximately $1.0 million from all other sources.

•	Our total expenses for the quarter ended September 30, 2017 were approximately $7.7 million, down by approximately $1.2 million compared to the second quarter of 2017. The primary driver of that decrease was lower interest expense for the quarter on our outstanding debt.

•	Our weighted average credit rating on a fair value basis was 2.2 at the end of the third quarter of 2017 (compared to 2.2 at the end of the second quarter of 2017).

•	Our board of directors has declared the following distribution on our common stock:

Quarter Ending	Record Date	Payment Date	Amount Per Share
December 31, 2017	December 15, 2017	December 29, 2017	$0.20

•	During the third quarter of 2017:

o	We made investments of approximately $31.2 million, consisting of approximately $16.9 million in corporate loan investments and approximately $14.3 million in CLO investments. We received proceeds of approximately $12.5 million from sales of our CLO equity investments.

o	We received or were entitled to receive proceeds of approximately $50.3 million from repayments, sales and amortization payments on our corporate loan and CLO debt investments. A portion of those proceeds along with a portion of prior quarter repayments, sales and amortization payments were applied towards an approximately $73.4 million full redemption of the remaining TICC CLO 2012-1 LLC secured notes (classes A-1, B-1, C-1, D-1) outstanding.

•	As of September 30, 2017, the weighted average yield of our debt investments at current cost was approximately 9.5%, compared with 9.5% as of June 30, 2017.

•	As of September 30, 2017, the weighted average effective yield of our CLO equity investments at current cost was approximately 15.9%, compared with 18.4% as of June 30, 2017.

•	As of September 30, 2017, the weighted average cash distribution yield of our CLO equity investments at current cost was approximately 17.5%, compared with 25.6% as of June 30, 2017. The decreased yield as of September 30, 2017 was principally related to certain one-time expenses associated with CLO refinancings as well as lower weighted average spreads on loan assets within CLOs generally.

•	At September 30, 2017, we had no investments on non-accrual status.

•	On November 1, 2017, our convertible notes matured and were repaid in full (representing a repayment of approximately $94.5 million) in accordance with their terms.

Supplemental Information Regarding Core Net Investment Income

On a supplemental basis, we provide information relating to core net investment income, which is a non-GAAP measure. This measure is provided in addition to, but not as a substitute for, net investment income determined in accordance with GAAP. Our non-GAAP measures may differ from similar measures by other companies, even if similar terms are used to identify such measures. Core net investment income represents net investment income adjusted for additional cash distributions received, or entitled to be received (if any, in either case), on our CLO equity investments (excluding those cash distributions believed to represent a return of capital) and also excludes any capital gains incentive fees we recognize but have no obligation to pay in any period. The Company did not recognize any capital gains incentive fees for the quarter ended September 30, 2017.

Income from investments in the “equity” class securities of CLO vehicles, for GAAP purposes, is recorded using the effective interest method based upon an effective yield to the expected redemption utilizing estimated cash flows compared to the cost, resulting in an effective yield for the investment; the difference between the actual cash received or distributions entitled to be received and the effective yield calculation is an adjustment to cost. Accordingly, investment income recognized on CLO equity securities in the GAAP statement of operations differs from the cash distributions actually received by us during the period (referred to below as “CLO equity additional distributions”).

Further, in order to continue to qualify to be taxed as a regulated investment company (“RIC”), we are required, among other things, to distribute at least 90% of our investment company taxable income annually. Therefore, core net investment income may provide a better indication of estimated taxable income for a reporting period than does GAAP net investment income, although we can offer no assurance that will be the case as the ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year. We note that these non-GAAP measures may not be useful indicators of taxable earnings, particularly during periods of market disruption and volatility and our taxable income may differ materially from our core net investment income.

The following table provides a reconciliation of net investment income to core net investment income for the three months ended September 30, 2017 and September 30, 2016:

	Three Months Ended September 30, 2017		Three Months Ended September 30, 2016
	Amount	Per Share Amounts	Amount	Per Share Amounts
Net investment income	$6,767,753	$0.131	$6,539,020	$0.127
CLO equity additional distributions	47,456	0.001	9,359,695	0.182
Core net investment income	$6,815,209	$0.132	$15,898,715	$0.309

We will host a conference call to discuss our third quarter results today, Thursday, November 2, 2017 at 10:00 AM ET. Please call 1-888-339-0740 to participate. A replay of the conference call will be available for approximately 30 days. The replay number is 1-877-344-7529, and the replay passcode is 10113824.

A presentation containing further detail regarding our quarterly results of operations has been posted under the Investor Relations section of our website at www.ticc.com.

The following financial statements are unaudited and without footnotes. Readers who would like additional information should obtain our Form 10-Q for the period ended September 30, 2017, and subsequent reports on Form 10-Q as they are filed.

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Non-affiliated/non-control investments (cost: $432,803,519 @ 9/30/17; $616,542,612 @ 12/31/16)	$406,516,270	$578,297,069
Affiliated investments (cost: $9,812,378 @ 9/30/17; $7,497,229 @ 12/31/16)	15,214,283	11,626,007
Cash and cash equivalents	119,601,494	8,261,698
Restricted cash	—	3,451,636
Interest and distributions receivable	4,562,096	9,682,672
Securities sold not settled	2,950,000	7,406
Other assets	1,516,032	1,130,018
Total assets	$550,360,175	$612,456,506

LIABILITIES
Accrued interest payable	$2,966,060	$1,731,111
Base management fee and net investment income incentive fee payable to affiliate	2,571,494	3,673,381
Securities purchased not settled	5,015,000	—
Accrued expenses	759,194	1,089,043
Notes payable – TICC CLO 2012-1 LLC, net of discount and deferred issuance costs	—	125,853,720
Convertible senior notes payable due 2017, net of deferred issuance costs	94,497,384	94,116,753
6.50% unsecured notes due 2024, net of deferred issuance costs	62,258,316	—
Total liabilities	168,067,448	226,464,008

COMMITMENTS AND CONTINGENCIES (Note 13)

NET ASSETS
Common stock, $0.01 par value, 100,000,000 shares authorized; 51,479,409 and 51,479,409 shares issued and outstanding, respectively	514,794	514,794
Capital in excess of par value	558,822,643	558,822,643
Net unrealized depreciation on investments	(20,885,344)	(34,116,765)
Accumulated net realized losses	(107,505,733)	(98,364,284)
Distributions in excess of net investment income	(48,653,633)	(40,863,890)
Total net assets	382,292,727	385,992,498
Total liabilities and net assets	$550,360,175	$612,456,506
Net asset value per common share	$7.43	$7.50

TICC CAPITAL CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
INVESTMENT INCOME
From non-affiliated/non-control investments:
Interest income – debt investments	$5,306,698	$8,570,131	$19,096,102	$25,405,967
Income from securitization vehicles and investments	8,086,059	8,635,834	26,081,676	22,538,250
Commitment, amendment fee income and other income	1,007,230	805,128	2,517,401	1,654,954
Total investment income from non-affiliated/non-control investments	14,399,987	18,011,093	47,695,179	49,599,171
From affiliated investments:
Interest income – debt investments	97,710	84,699	280,151	244,411
Total investment income from affiliated investments	97,710	84,699	280,151	244,411
From control investments:
Interest income – debt investments	—	—	—	567,219
Total investment income from control investments	—	—	—	567,219
Total investment income	14,497,697	18,095,792	47,975,330	50,410,801

OPERATING EXPENSES
Compensation expense	237,686	189,205	676,059	609,345
Base management fee	2,004,391	2,630,334	6,456,566	8,747,819
Professional fees	720,500	2,157,751	2,062,734	5,365,284
Interest expense	3,701,533	4,407,246	11,135,451	13,200,127
General and administrative	501,464	1,749,408	1,718,627	3,439,292
Total operating expenses before incentive fee	7,165,574	11,133,944	22,049,437	31,361,867
Net investment income incentive fee	564,370	422,828	2,827,991	1,666,594
Total operating expenses	7,729,944	11,556,772	24,877,428	33,028,461
Net investment income	6,767,753	6,539,020	23,097,902	17,382,340

Net change in unrealized appreciation/(depreciation) on investments
Non-Affiliate/non-control investments	1,884,023	39,813,458	12,643,254	60,144,518
Affiliated investments	666,278	2,520,646	588,167	4,623,812
Control investments	—	—	—	5,750,000
Total net change in unrealized appreciation/(depreciation) on investments	2,550,301	42,334,104	13,231,421	70,518,330
Net realized losses
Non-Affiliated/non-control investments	(1,066,399)	(5,312,519)	(5,992,111)	(10,190,122)
Control investments	—	—	—	(3,000,000)
Extinguishment of debt	(2,235,636)	(647,842)	(3,149,338)	(647,842)
Total net realized losses	(3,302,035)	(5,960,361)	(9,141,449)	(13,837,964)
Net increase in net assets resulting from operations	$6,016,019	$42,912,763	$27,187,874	$74,062,706

Net increase in net assets resulting from net investment income per common share:
Basic	$0.13	$0.13	$0.45	$0.33
Diluted	$0.13	$0.13	$0.45	$0.33

Net increase in net assets resulting from operations per common share:
Basic	$0.12	$0.83	$0.53	$1.42
Diluted	$0.12	$0.72	$0.53	$1.28

Weighted average shares of common stock outstanding:
Basic	51,479,409	51,479,409	51,479,409	51,985,537
Diluted	59,727,707	61,512,561	59,727,707	62,018,689
Distributions per share	$0.20	$0.29	$0.60	$0.87

TICC CAPITAL CORP.

FINANCIAL HIGHLIGHTS - UNAUDITED

Per Share Data	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Net asset value as of beginning of period	$7.51	$6.54	$7.50	$6.40
Net investment income(1)	0.13	0.13	0.45	0.33
Net realized and unrealized (losses) gains(2)	(0.01)	0.70	0.08	1.10
Net change in net asset value from operations(2)	0.12	0.83	0.53	1.43
Distributions per share from net investment income	(0.20)	(0.29)	(0.60)	(0.87)
Distributions based on weighted average share impact	—	—	—	0.01
Total distributions(3)	(0.20)	(0.29)	(0.60)	(0.86)
Effect of shares repurchased, gross	—	—	—	0.11
Net asset value at end of period	$7.43	$7.08	$7.43	$7.08
Per share market value at beginning of period	$6.34	$5.27	$6.61	$6.08
Per share market value at end of period	$6.85	$5.82	$6.85	$5.82
Total return(4)	11.20%	15.94%	13.00%	12.43%
Shares outstanding at end of period	51,479,409	51,479,409	51,479,409	51,479,409

Ratios/Supplemental Data
Net assets at end of period (000’s)	$382,293	$364,622	$382,293	$364,622
Average net assets (000’s)	384,433	350,631	386,146	332,591
Ratio of operating expenses to average net assets(5)	8.04%	13.18%	8.59%	13.24%
Ratio of net investment income to average net assets(5)	7.04%	7.46%	7.98%	6.97%
Portfolio turnover rate(6)	6.52%	9.42%	32.3%	22.92%

(1)	Represents per share net investment income for the period, based upon average shares outstanding.
(2)	Net realized and unrealized capital gains include rounding adjustments to reconcile change in net asset value per share.
(3)	Management monitors available taxable earnings, including net investment income and realized capital gains, to determine if a tax return of capital may occur for the year. To the extent the Company’s taxable earnings fall below the total amount of the Company’s distributions for that fiscal year, a portion of those distributions may be deemed a tax return of capital to the Company’s stockholders. The ultimate tax character of our earnings cannot be determined until tax returns are prepared after the end of a fiscal year.
(4)	Total return equals the increase or decrease of ending market value over beginning market value, plus distributions, divided by the beginning market value, assuming distribution reinvestment prices obtained under the Company’s distribution reinvestment plan, excluding any discounts. Total return is not annualized.
(5)	Annualized.
(6)	Portfolio turnover rate is calculated using the lesser of year-to-date cash investment sales and debt repayments or year-to-date cash investment purchases over the average of total investments at fair value.

The following table provides supplemental performance ratios (annualized) measured for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended September 30, 2017	Three Months Ended September 30, 2016	Nine Months Ended September 30, 2017	Nine Months Ended September 30, 2016
Ratio of operating expenses to average net assets:
Operating expenses before incentive fees	7.46%	12.70%	7.61%	12.57%
Net investment income incentive fees	0.59%	0.48%	0.98%	0.67%
Ratio of expenses, excluding interest expense	4.19%	8.16%	4.74%	7.95%

About TICC Capital Corp.
TICC Capital Corp. is a publicly-traded business development company principally engaged in providing capital to established businesses, investing in syndicated bank loans and purchasing debt and equity tranches of collateralized loan obligation vehicles.

Forward-Looking Statements
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events, except as may be required by law.

Contact:

Bruce Rubin

203-983-5280